Exhibit 10.7

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made and entered into as of July 19, 2016, by and between IRVINE EASTGATE OFFICE II LLC, a Delaware limited liability company (“Landlord”), and INTERCEPT PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to The Irvine Company LLC, a Delaware limited liability company) and Tenant are parties to that certain lease dated May 1, 2014, which lease has been previously amended by First Amendment to Lease dated December 19, 2014 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 47,000 rentable square feet (the “Original Premises”) described as Suite No. 100 on the 1st floor of the building located at 4760 Eastgate Mall, San Diego, California (the "4760 Building").

B.	Tenant has requested that additional space containing approximately 11,177 rentable square feet described as Suite No. 250 on the 2nd floor of the building located at 4780 Eastgate Mall, San Diego, California (the “4780 Building”) shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Expansion and Effective Date.

A.	The Term for the Expansion Space shall commence (“Expansion Effective Date”) on the earlier of (a) the date the Expansion Space is deemed ready for occupancy pursuant to Section I.B below, or (b) the date Tenant commences its business activities within the Expansion Space, and shall expire upon the Expiration Date (i.e., September 30, 2019). The Expansion Effective Date is estimated to be August 1, 2016 (“Estimated Expansion Effective Date”). Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the "Expansion Effective Date Memorandum") the actual Expansion Effective Date; should Tenant fail to execute and return the Expansion Effective Date Memorandum to Landlord within 10 business days (or provide specific written objections thereto within that period), then Landlord's determination of the Expansion Effective Date as set forth in the Expansion Effective Date Memorandum shall be conclusive. Effective as of the Expansion Effective Date, the Premises, as defined in the Lease, shall be increased from 47,000 rentable square feet to 58,177 rentable square feet by the addition of the Expansion Space.

B.	Delay in Possession. If Landlord, for any reason whatsoever, cannot deliver possession of Expansion Space to Tenant on or before the Expansion Effective Date set forth in Section I.A above, this Amendment shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent for the Expansion Space and the Expansion Effective Date shall not occur until Landlord delivers possession of the Expansion Space and the Expansion Space is in fact ready for occupancy as defined below, except that if Landlord’s failure to so deliver possession is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Amendment), then the Expansion Space shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to deliver the Expansion Space to Tenant but for Tenant’s delay(s). Subject to the foregoing, the Expansion Space shall be deemed ready for occupancy if and when Landlord, to the extent applicable, (a) has put into operation all building services essential for the use of the Expansion Space by Tenant, (b) has provided reasonable access to the Expansion Space for Tenant so that it may be used without unnecessary interference, (c) has substantially completed all the work required to be done by Landlord in this Amendment, and (d) has obtained requisite governmental approvals to Tenant’s occupancy.

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II.	Basic Rent. In addition to Tenant’s obligation to pay Basic Rent for the Original Premises, Tenant shall pay Landlord Basic Rent for the Expansion Space as follows:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
8/1/16 to 7/31/17	$1.90	$21,236.00
8/1/17 to 7/31/18	$1.99	$22,242.00
8/1/18 to 7/31/19	$2.07	$23,136.00
8/1/19 to 9/30/19	$2.17	$24,254.00

All such Basic Rent shall be payable by Tenant in accordance with the terms of the Lease.

Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is the Estimated Expansion Effective Date. If the Expansion Effective Date is other than the Estimated Expansion Effective Date, the schedule set forth above with respect to the payment of any installment(s) of Basic Rent for the Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Expansion Effective Date, and the actual Expansion Effective Date shall be set forth the Expansion Effective Date Memorandum to be prepared by Landlord. However, the effective date of any increases or decreases in the Basic Rent rate shall not be postponed as a result of an adjustment of the Expansion Effective Date as provided above.

III.	Project Costs and Property Taxes. For the period commencing on the Expansion Effective Date and ending on the Expiration Date, Tenant shall be obligated to pay Tenant’s Share of Operating Expenses accruing in connection with the Expansion Space in accordance with the terms of the Lease. "Tenant's Share" as used in this Section III shall mean (i) the proportion of the Operating Expenses of the 4780 Building determined by the fraction of the rentable square footage of the Expansion Space (11,177) as compared to the total rentable square footage of the 4780 Building (47,000) which fraction shall equal 23.781%, plus (ii) that portion of any Operating Expenses (except any Operating Expenses relating to the 4780 Building calculated as part of clause (i) of this definition) determined by multiplying the cost of such item by a fraction, the numerator of which is the rentable square footage of the Expansion Space (11,177) and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of all or some of the buildings in the Project, for expenses determined by Landlord in good faith to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building.

IV.	Additional Letter of Credit. Landlord is currently holding a Letter of Credit in the amount of $614,548.33. Concurrently with Tenant’s delivery of this Amendment, in lieu of a cash Security Deposit, Tenant may deliver to Landlord, an additional letter of credit in the amount of $26,679.00 (the “Additional Letter of Credit”), which Additional Letter of Credit shall be in form and with the substance of Exhibit B attached hereto. The Additional Letter of Credit shall be issued by a financial institution acceptable to Landlord with a branch in San Diego County, California, at which draws on the Additional Letter of Credit will be accepted. The Additional Letter of Credit shall provide for automatic yearly renewals throughout the Term for the Expansion Space, and shall have an outside expiration date (if any) that is not earlier than 30 days after the expiration of the Term for the Expansion Space. In the event the Additional Letter of Credit is not continuously renewed through the period set forth above, or upon any breach under the Lease by Tenant, including specifically Tenant's failure to pay Rent or to abide by its obligations under Sections 7.1 and 15.3 of the Lease, Landlord shall be entitled to draw upon said Additional Letter of Credit by the issuance of Landlord's sole written demand to the issuing financial institution. Any such draw shall be without waiver of any rights Landlord may have under the Lease or at law or in equity as a result of any default by Tenant.

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V.	Improvements.

A.	Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.	Tenant Improvements. Landlord shall cause its contractor to make such improvements to the Expansion Space as may be specified by Tenant and approved by Landlord not later than July 31, 2016 ("Tenant Improvements"). All such improvements shall be set forth at one time by Tenant as part of a single plan, it being understood that Landlord shall not be required to undertake multiple jobs. All materials and finishes utilized in completing the Tenant Improvements shall be Landlord’s building standard. Should Landlord submit any matter to Tenant for approval, Tenant shall approve or reasonably disapprove same (with reasons specified) within 5 business days.

Landlord's total contribution for the Tenant Improvements shall not exceed $22,354.00 ("Landlord Contribution"). Any excess cost shall be borne solely by Tenant and shall be paid to Landlord within 10 business days following Landlord's billing for such excess cost. Tenant understands and agrees that any portion of the Landlord Contribution not utilized by Tenant as part of the single improvement project on or before December 31, 2016 shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply any such savings toward additional work. Notwithstanding the foregoing, Tenant may utilize a portion of the Landlord Contribution not to exceed $22,354.00 toward the out-of-pocket expenses incurred by Tenant for relocating to the Premises, including furniture moving and data cabling costs (“Moving Allowance”). Tenant shall be reimbursed for such expenses by submitting copies of all supporting third-party invoices to Landlord by December 31, 2016. Landlord shall reimburse Tenant in one installment within 30 days following receipt of all such invoices. Tenant understands and agrees that should the cost of the completion of the tenant improvements be less than the maximum amount provided for the Landlord Contribution, then subject to Tenant’s foregoing right to apply same to relocation costs in a timely manner as provided above, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply the savings toward additional work.

It is understood that the Tenant Improvements may be done during Tenant's occupancy of the Expansion Space. In this regard, Tenant agrees to assume any risk of injury, loss or damage which may result and that no rental abatement shall result while the Tenant Improvements are completed in the Premises.

VI.	Parking. Notwithstanding any contrary provision in Exhibit C to the Lease, “Parking,” effective as of the Expansion Effective Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, an additional 45 unreserved parking passes at the rate of $0.00 per pass, per month through the Expiration Date. Thereafter, the parking charge shall be at Landlord’s scheduled parking rates from time to time.

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VII.	SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

VIII.	Fitness Center and Shower Facility. Subject to the provisions of this Section VIII, so long as Tenant is not in default under the Lease, and provided Tenant’s employees execute Landlord’s standard waiver of liability form and pay the applicable one time or monthly fee, if any, then Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center (the “Fitness Center”) and the shower facility (the “Shower Facility”) located at the Project. No separate charges shall be assessed to Fitness Center Users for the use of the Fitness Center (with the exception of towel/laundry fees, if any) during the initial Term of the Lease, provided, however, that the costs of operating, maintaining and repairing the Fitness Center shall be included as part of Operating Expenses. The use of the Fitness Center and Shower Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.3 of the Lease shall apply to Tenant and the Fitness Center User’s use of the Fitness Center. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) and Shower Facility throughout the Term of the Lease, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Basic Rent constitute a constructive eviction, or result in an event of default by Landlord under the Lease. Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or its employees or agents arising as a result of the use of the Fitness Center and Shower Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action, except in cases of Landlord’s gross negligence or willful misconduct. It is the intention of Tenant with respect to the Fitness Center and Shower Facility to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence of Tenant.

IX.	Rules and Regulations. The following shall be added to Exhibit E of the Lease:

“23.	Fitness Center Rules. Tenant shall cause its employees (whether members or prospective members of the Fitness Center) to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may reasonably determine):

(a)	Membership in the Fitness Center is open to the tenants of Landlord or its affiliates only. No guests will be permitted to use the Fitness Center without the prior written approval of Landlord or Landlord’s representative.

(b)	Fitness Center users are not allowed to be in the Fitness Center other than the hours designated by Landlord from time to time. Landlord shall have the right to alter the hours of use of the Fitness Center, at Landlord’s reasonable discretion.

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(c)	All Fitness Center users must execute Landlord’s Waiver of Liability prior to use of the Fitness Center and agree to all terms and conditions outlined therein.

(d)	Individual membership and guest keycards to the Fitness Center shall not be shared and shall only be used by the individual to whom such keycard was issued. Failure to abide by this rule may result in immediate termination of such Fitness Center user’s right to use the Fitness Center.

(e)	All Fitness Center users and approved guests must have a pre-authorized keycard to enter the Fitness Center. A pre-authorized keycard shall not be issued to a prospective Fitness Center user until receipt by Landlord of Landlord’s initial fee, if any, for use of the Fitness Center by such Fitness Center user(s).

(f)	Use of the Fitness Center is a privilege and not a right. Failure to follow gym rules or to act inappropriately while using the facilities shall result in termination of Tenant’s Fitness Center privileges.”

X.	Right to Extend. Section 1 (Right to Extend) of Exhibit F of the Lease shall apply to the Expansion Space.

XI.	Project Description. “Project Description: Eastgate Technology Park (as shown on Exhibit Y to this Lease)” set forth in Item 2 of the Basic Lease Provisions shall be deleted in its entirety and “Project Description: Eastgate (as shown on Exhibit Y to this Lease)” shall be substituted in lieu thereof. In addition, Exhibit Y to the Lease shall be deleted and Exhibit C to this Amendment shall be substituted in lieu thereof.

XII.	GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.	Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.	Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.	Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.	Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

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F.	Certified Access Specialist. As of the date of this Amendment, there has been no inspection of the Building and Project by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code.

G.	Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

H.	Brokers. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Newmark Grubb Knight Frank (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

I.	Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

J.	Nondisclosure of Terms. Tenant acknowledges and agrees that the terms of this Amendment are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of the Lease, as amended, to any other tenant or apparent prospective tenant of the Building or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms of this Amendment to prospective subtenants or assignees under the Lease, as amended, or pursuant to any legal requirement, including Tenant’s obligations under the rules and regulations of the Securities and Exchange Commission.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:

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IRVINE EASTGATE OFFICE II LLC	INTERCEPT PHARMACEUTICALS, INC.
a Delaware limited liability company	a Delaware corporation

By:	/s/ Steven M. Case	By:	/s/ Sandip Kapadia
Steven M. Case
	Executive Vice President	Printed Name: Sandip Kapadia
Office Properties
Title: Chief Financial Officer

By:	/s/Michael T. Bennett	By:	/s/ Bryan Yoon
Michael T. Bennett
	Senior Vice President, Operations	Printed Name: Bryan Yoon
Office Properties
Title: Senior Vice President, Legal Affairs

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EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

4780 Eastgate Mall Road, Suite 250

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EXHIBIT B

Form Letter of Credit:

…………………………………………………………………………………………………………………

……………………………………………………………………………………………………………

IF THIS LANGUAGE FOR THE STANDBY LETTER OF CREDIT IS TO BE USED THEN THE OBLIGOR/APPLICANT MUST SIGNIFY THEIR APPROVAL BY SIGNING-OFF ON THIS EXHIBIT.

APPROVED AS ISSUED
COMPANY: _________________________
By:	X
		AUTHORIZED SIGNATURE OF OBLIGOR/APPLICANT	DATE

…………………………………………………………………………...............................................................…………

CITIBANK, N.A. HAS PREPARED THIS DRAFT UPON REQUEST AND BASED ON INFORMATION SUPPLIED TO IT. NO REPRESENTATION OR COMMITMENT IS MADE BY CITIBANK, N.A. REGARDING THE ACCURACY OR SUITABILITY OF THIS DRAFT FOR ITS INTENDED PURPOSE

…………………………………………………………………………...............................................................…………

DATE:

ISSUING BANK:

CITIBANK, N.A.

C/O ITS SERVICER, CITICORP NORTH AMERICA, INC.

3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR

TAMPA, FL 33610

BENEFICIARY:

THE IRVINE COMPANY, LLC

550 NEWPORT CENTER DRIVE

NEWPORT BEACH, CA 92660

ATTN: SENIOR VP, PROPERTY OPERATIONS, IRVINE OFF. PROP.

APPLICANT:

INTERCEPT PHARMACEUTICALS, INC.

450 W 15TH ST, SUITE 505

NEW YORK, NY 10011

LETTER OF CREDIT NO.

GENTLEMEN:

BY ORDER OF OUR CLIENT, INTERCEPT PHARMACEUTICALS, INC. (THE “APPLICANT”), WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________, IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN AGGREGATE USD26,679.00 (TWENTY SIX THOUSAND SIX HUNDRED SEVENTY NINE AND 00/100 U.S. DOLLARS), EFFECTIVE IMMEDIATELY AND EXPIRING AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC. AT 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FLORIDA 33610 ATTN. STANDBY LETTER OF CREDIT UNIT OR SUCH OTHER OFFICE AS WE MAY ADVISE YOU FROM TIME TO TIME (THE “OFFICE”), ON APRIL 14, 2015.

FUNDS HEREUNDER ARE AVAILABLE TO YOU AGAINST PRESENTATION OF YOUR SIGHT DRAFT(S), DRAWN ON US, MENTIONING THEREON OUR LETTER OF CREDIT NUMBER _____________, ACCOMPANIED BY YOUR WRITTEN AND DATED STATEMENT, SIGNED BY AN AUTHORIZED OFFICER OF YOUR COMPANY, STATING THE FOLLOWING:

“WE HEREBY CERTIFY THAT THE AMOUNT OF ANY DRAFT(S) DRAWN HEREUNDER REPRESENTS FUNDS DUE AND PAYABLE BECAUSE A DEFAULT HAS OCCURRED UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN INTERCEPT PHARMACEUTICALS, INC. (THE "TENANT"), AND THE IRVINE COMPANY, LLC (THE "LANDLORD"), DATED ______________; WRITTEN NOTICE OF SUCH DEFAULT WAS DULY GIVEN TO THE TENANT AND ALL APPLICABLE GRACE PERIODS EXPIRED UNDER SAID LEASE."

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IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR ADDITIONAL PERIOD(S) OF ONE YEAR FROM THE EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, BUT NOT BEYOND NOVEMBER 01, 2019, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL OR BY ANY OTHER RECEIPTED MEANS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD, WHEREUPON YOU MAY DRAW FOR THE AVAILABLE AMOUNT UNDER THIS LETTER OF CREDIT BY MEANS OF YOUR SIGHT DRAFT(S), DRAWN ON US, MENTIONING OUR LETTER OF CREDIT NUMBER.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS TRANSFERABLE AND MAY BE TRANSFERRED IN ITS ENTIRETY, BUT NOT IN PART, AND MAY BE SUCCESSIVELY TRANSFERRED BY YOU OR ANY TRANSFEREE HEREUNDER TO A SUCCESSOR TRANSFEREE(S). TRANSFER UNDER THIS LETTER OF CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED UPON PRESENTATION TO US OF THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS HERETO ACCOMPANIED BY A REQUEST DESIGNATING THE TRANSFEREE IN THE FORM OF EXHIBIT "A" ATTACHED HERETO APPROPRIATELY COMPLETED, ALONG WITH PAYMENT OF 1/4 OF ONE PERCENT (MINIMUM $250) AS A TRANSFER FEE.

WE HEREBY AGREE TO HONOR EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT IF PRESENTED, AS SPECIFIED, AT OUR OFFICE ON OR BEFORE EXPIRATION DATE.

IN ADDITION, PRESENTATION OF SUCH DRAFT AND CERTIFICATE MAY ALSO BE MADE BY FAX TRANSMISSION TO FAX NO. OR SUCH OTHER FAX NUMBER IDENTIFIED BY CITIBANK, N.A. IN A WRITTEN NOTICE TO YOU. TO THE EXTENT A PRESENTATION IS MADE BY FAX TRANSMISSION, YOU MUST (I) PROVIDE TELEPHONE NOTIFICATION THEREOF TO CITIBANK, N.A. (PHONE NO. ) PRIOR TO OR SIMULTANEOUSLY WITH THE SENDING OF SUCH FAX TRANSMISSION AND (II) SEND THE ORIGINAL OF SUCH DRAFT AND CERTIFICATE TO CITIBANK, N.A. BY OVERNIGHT COURIER, AT THE ADDRESS PROVIDED ABOVE FOR PRESENTATION OF DOCUMENTS , PROVIDED HOWEVER, THAT CITIBANK, N.A.'S RECEIPT OF SUCH TELEPHONE NOTICE OR ORIGINAL DOCUMENTS SHALL NOT BE A CONDITION TO PAYMENT HEREUNDER.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, PLEASE DIRECT YOUR CORRESPONDENCE TO OUR OFFICE, MAKING SPECIFIC MENTION OF THE LETTER OF CREDIT NUMBER INDICATED ABOVE. FOR INQUIRIES YOU MAY CONTACT US AT OR VIA SWIFT.

ALL PARTIES TO THIS LETTER OF CREDIT ARE ADVISED THAT THE U.S. GOVERNMENT HAS IN PLACE CERTAIN SANCTIONS AGAINST CERTAIN COUNTRIES, INDIVIDUALS, ENTITIES, AND VESSELS. CITIGROUP ENTITIES, INCLUDING BRANCHES AND, IN CERTAIN CIRCUMSTANCES, SUBSIDIARIES, ARE/WILL BE PROHIBITED FROM ENGAGING IN TRANSACTIONS OR OTHER ACTIVITIES WITHIN THE SCOPE OF APPLICABLE SANCTIONS

EXCEPT AS FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590, AND AS TO MATTERS NOT GOVERNED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. FEDERAL LAW.

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Exhibit A

Request for Full Transfer

Relinquishing all Rights as Beneficiary

(This form is to be used when the Letter of Credit is to be Transferred in its entirety and, no substitution of invoices is involved and, no rights are to be retained by the undersigned Beneficiary.)

Citicorp North America Inc.,	Date:
As Servicer for Citibank, N.A.
3800 Citibank Center, Bldg. B, 3rd Fl.
Tampa, FL 33610

Re: L/C No. ______________________

Issued by: CITIBANK, N.A.

Citibank, N.A. Ref: ______________________

Gentlemen:

Receipt is acknowledged of the original instrument which you forwarded to us relative to the issuance of a Letter of Credit ( herein called the “Credit” ) bearing your reference number as above in favor of ourselves and/or Transferees and we hereby request you to transfer the said Letter of Credit, in its entirety, to:

_______________________________________________________________________________________________

whose address is _________________________________________________________________________________

_______________________________________________________________________________________________

(Optional) Please advise Beneficiary through the below indicated Advising Bank:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

We are returning the original instrument to you herewith in order that you may deliver it to the Transferees together with your customary letter of transfer.

It is understood that any amendments to the Letter of Credit which you may receive are to be advised by you directly to the Transferees and that the drafts and documents of the Transferees, if issued in accordance with the conditions of the Letter of Credit, are to be forwarded by you directly to the party for whose account the credit was opened (or any intermediary) without our intervention.

(continued on page 2)

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Page 2	Request for Full Transfer Relinquishing all Rights as Beneficiary

Citibank, N.A. reference __________________

We understand that the Transfer charge is 1/4 of 1% on the amount being transferred (minimum $250.00) and in addition thereto we agree to pay to you on demand any expenses that may be incurred by you in connection with this transfer.

___ We enclose our check for $ _________________ to cover your charges.

(Note: Payment of charges must be in the form of a certified check if not drawn on Citibank, N.A.)

___ We authorize you to charge our Citibank N.A. account No. ____________________________

SIGNATURE GUARANTEED	Sincerely yours,

The First Beneficiary’s signature(s) with
title(s) conforms with that on file
with us and such is/are authorized
for the execution of this instrument.

(Name of Bank)	(Name of First Beneficiary)

(Bank Address)	(Telephone Number)

(City, State, Zip Code)	(Authorized Name and Title)

(Telephone Number)	(Authorized Signature)

(Authorized Name and Title)	(Authorized Name and Title)
( If applicable )

(Authorized Signature)	(Authorized Signature)
( If applicable )

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Eastgate Technology Park

Site Plan

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